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                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

 INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934


Check the appropriate box:

[ ] Preliminary Information Statement      [ ] Confidential, for Use of the
[X] Definitive Information Statement           Commission Only (as permitted
                                               by Rule 14c-5(d)(2)

                      CTC COSMETICS HOLDINGS COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

         NOT APPLICABLE

(2) Aggregate number of securities to which transaction applies:

         NOT APPLICABLE

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         NOT APPLICABLE

(4) Proposed maximum aggregate value of transaction:

         NOT APPLICABLE

(5) Total fee paid:

         NOT APPLICABLE

         [ ] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No:
         (3)  Filing Party:
         (4)  Date Filed:

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                      CTC COSMETICS HOLDINGS COMPANY, INC.
                        129 Front Street, Penthouse Suite
                             Hamilton, HM 12 Bermuda


                    NOTICE OF THE TAKING OF CORPORATE ACTION
                      WITHOUT A MEETING BY WRITTEN CONSENT

Notice is hereby given that Voyager Select IPO Fund, Ltd., a Bermuda corporation, as holder of approximately 61.3% of the outstanding capital stock of CTC Cosmetics Holdings Company, Inc., a Delaware corporation ("CTC" or the "Company"), shall, on or about February 22, 2000, remove the following current directors and elect three new directors to CTC's Board of Directors by the taking of corporate action in lieu of an annual meeting of stockholders.

The accompanying information statement is furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934.

                   By Order of Voyager Select IPO Fund, Ltd.

                   /s/ Andrew K. Proctor

                   Andrew K. Proctor
                   Managing Director

February 2, 2000


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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                      CTC COSMETICS HOLDINGS COMPANY, INC.
                        129 Front Street, Penthouse Suite
                             Hamilton, HM 12 Bermuda



                                CONSENT STATEMENT


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


     This Information Statement is furnished in connection with the taking of corporate action without a meeting by less than unanimous written consent of stockholders. Voyager Select IPO Fund, Ltd., a Bermuda corporation ("Voyager"), as holder of 16,000,000 shares of the Corporation's common stock, par value $.001 per share (the "Common Stock"), of CTC Cosmetics Holdings Company, Inc., a Delaware corporation ("CTC" or the "Company"), is entitled to vote such shares or approximately 61.3% of the outstanding capital stock of CTC. On or about February 22, 2000, Voyager intends to remove all five Directors form the CTC's Board of Directors and to elect three new directors to CTC's Board of Directors by less than unanimous written consent in lieu of taking such action at an annual meeting of stockholders. Please be advised, therefore, that this is only an Information Statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being sent or given to stockholders on February 2, 2000. Record holders of the Common Stock at the close of business on January 21, are entitled to receive a copy of this Information Statement. Each stockholder is entitled to one vote for each share of Common Stock held. On January 21, 2000, there were 26,168,654 shares of Common Stock outstanding which constitute the only voting securities of the Company.

     Voyager will pay the expenses of furnishing this Consent Statement, including the cost of preparing, assembling, and mailing this Consent Statement. It is anticipated that this Consent Statement will first be sent to the Stockholders of the Corporation on or about February 2, 2000.

ACTION BY WRITTEN CONSENT

     Pursuant to Section 228 of the Delaware General Corporation Law ("DGCL"), any action which may be taken at any meeting of the Stockholders may also be taken without a meeting and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of Common Stock of the Company of Voyager are sufficient to approve the proposed corporate actions) and delivered to the Company.

     CHANGE OF CONTROL. Voyager Select IPO Fund, Ltd.("Voyager"), was the holder of 8% Convertible Debenture in the principal amount of $500,000 (the "Debenture"), issued in March, 1997, which it converted on August 31, 1998 $25,000 of the principal amount of Debenture into 800,000 shares of CTC Common Stock, on September 11, 1998 Voyager converted $25,000 of the principal amount of the Debenture into 800,000 shares of Common Stock of CTC, and on September 24, 1998, Voyager converted the remaining amount of the principal amount of the debenture of $450,000 into 14,400,000 shares of Common stock of CTC, giving Voyager the power to vote 61.0% of the shares of stock of CTC. As a result of the conversion of the Debenture, Voyager became the majority shareholder of CTC. Voyager will gain control of CTC by the execution of the proposed corporate actions, i.e. by removal of the existing directors and the election of its nominees. Following the election of the new Board of Directors, the new Board of Directors shall elect the following officers of CTC: Andrew K. Proctor, Chairman and Chief Financial Officer, Riccardo W. Cannaviello, President and Paul D. Lemmon, Vice President and Secretary.


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REMOVAL OF DIRECTORS

     Pursuant to this corporate action without a meeting the following five directors, which represent the Board of Directors of CTC are to be removed: Paul
K. W. Tso, Mark K. W. Lee, Li Wai Zen, Shaw Shui and Hao Kwui Fong. Voyager intends to remove the above directors for their breach of fiduciary duty to the shareholders of CTC by failing to provide current financial information of the Company, failure to respond to shareholders' inquiries and failure to comply with the disclosure requirements of the Exchange act of 1934 by non-filing of the required periodic and annual reports.

ELECTION OF DIRECTORS

     Following the removal of the existing directors, the following directors are to be elected to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified. In the event that a nominee for any reason should become unavailable for election (which is not anticipated), Voyager intends to elect a substitute nominee as may be proposed by the Board of Directors, unless the Board of Directors reduces the number of Directors.

     The following information is furnished with respect to the nominees:

ANDREW K. PROCTOR, age 42, nominee Director and Chairman and Chief Financial Officer. Mr. Proctor is is a Managing Director of VOYAGER Management (Bermuda), LTD. and VOYAGER Financial Services LTD. Mr. Proctor is a graduate economist with a B.A. from the University of Southern California, an M.A. from the Peter
F. Drucker Graduate Management Center at the Claremont Graduate School, and an M.B.A. in Finance from the Anderson Graduate School of Management at UCLA. Mr. Proctor's corporate affiliations include the Voyager Group of Companies in Bermuda, and Jess Kent & Co., Inc. a merchant banking group specializing in the analysis and restructuring of middle market companies. He is the past Chairman of the Board of Property Secured Investments, Inc., an emerging public Real Estate Investment Trust, and the Dean's Alumni Advisory Council at the Peter F. Drucker Graduate Management Center at the Claremont Graduate School. His early career experience was garnered as a Vice President of Dominick & Dominick, Inc. and Lehman Brothers, Kuhn Loeb.

PAUL D. LEMMON, age 38, nominee Director and Vice President and Secretary. Mr. Lemmon is a Managing Director of VOYAGER Management (Bermuda), LTD. and VOYAGER Financial Services LTD. From March 1993 to May 1996, Mr. Lemmon was an Officer of Butterfield Corporate Services, LTD., a subsidiary of the Bank of Butterfield, Bermuda. Mr. Lemmon was responsible for business development at Butterfield Corporate Services, LTD. where his responsibilities included the development, administration and custody of third party sponsored investment companies, mutual funds, and partnerships. From 1988 to 1993, Mr. Lemmon was President of Yorkhill Financial Services, Inc., an investment and merchant banking company in New Brunswick, Canada. Mr. Lemmon serves on the board of directors of several companies, including mutual fund companies. He received a Bachelor of Science in Geology from Mount Allison University and was educated at the Universite de Strasbourg, France and the Canadian Securities Institute. Mr. Lemmon is also the holder of the Certified Investment Manager designation. Mr. Lemmon has served as a member of the International Marketing Committee of the Bermuda International Business Association and on the International Committee of the US Managed Futures Association. Trade Class Strategy.

RICCARDO W. CANNAVIELLO, age 41, nominee Director and President. Mr. Cannaviello is currently a principal of Dianne O.Cosmetics, with primary responsibility for enterprise development, strategy, systems, and administration. Mr. Cannaviello is a graduate economist with a B. A. from Stanford University, and an M.B.A.from the Anderson Graduate School of Management at UCLA. From March 1993 to March 1997, Mr. Cannaviello was responsible for new business development and project evaluation at Millennium Capital Partners, an international corporate finance firm specializing in cross-border IPO advisory services. From 1988 to 1993, he was a principal of R.C.R. International Business Consulting, where he provided cross-border acquisition and market development consulting services to European companies. From 1984 to 1988, Mr. Cannaviello served a loan officer in the Real Estate Industries Group of Wells Fargo Bank, where he managed a corporate real estate loan portfolio in excess of $200 million. From 1980 to 1984, Mr. Cannaviello was an international credit officer in the International Banking Group of Wells Fargo Bank.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

     PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS. The following table sets forth the beneficial ownership of the Company's Common Stock, as of January 21, 2000, by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each current and nominee director and officer of the Company, and (iii) all current directors and executive officers of the Company as a group. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners. An asterisk denotes beneficial ownership of less than 1% .

                                                 Amount of
Name and                                         Beneficial          Percent of
Address                                          Ownership             Class
-------                                          ---------             -----

Voyager Select IPO Fund, Ltd. (1)               16,000,000 (1)         61.3%


Andrew K. Proctor (2)                                    0 (2)            0%
Nominee Director


Paul D. Lemmon (3)                                       0 (3)            0%
Nominee Director


Riccardo W. Cannaviello (4)                              0                0%
Nominee Director


Paul K.W. Tso (5)                                5,127,300             19.6%
Chairman of the Board
of Directors and Chief Executive
Officer

Mark K.W. Lee (5)                                1,397,700             5.35%
Vice-Chairman,  President
and Secretary

Li Wai Zen, Director (5)                                 0                0%

Shaw Shui, Director (5)                                  0                0%

Hao Kwoi Fong, Director (5)                              0                0%

All Current Directors and Officers
as a Group (5 persons)                           6,525,000               25%
-------------------------------

As used in this table, "beneficial ownership"is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) The address for Voyager is 129 Front Street, Penthouse Suite, Hamilton, HM 12 Bermuda.
(2) (3) Messrs. Proctor and Lemmon are the Managing Directors of Voyager. They both disclaim any beneficial ownership of the Common Stock of the company held by Voyager.
(4)  C/o 129 Front Street, Penthouse Suite, Hamilton, HM 12 Bermuda.
(5)  The address of this person is No. 80 Liu Tuang Road Pudong, Shanghai,
     China.

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The percentage of beneficial ownership is based upon 26,168,654 shares of Common
Stock outstanding as of January 21, 2000

EXECUTIVE COMPENSATION

     There is no information available as to what cash compensation was paid by the Company to its present executive officers, and whether such compensation exceeded $100,000 per fiscal year.

COMPENSATION OF DIRECTORS

     There is no information available as to whether any of the Company's current directors received any type of compensation in conjunction with their services as directors.

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